Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-60218) of Avon Products, Inc. of our report dated June 28, 2005 relating to the financial statements of the Avon Puerto Rico Associates’ Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
June 29, 2005